MASTER SOFTWARE LICENSE, BUNDLING
                           AND DISTRIBUTION AGREEMENT

                                 CONTRACT #1304


THIS MASTER SOFTWARE LICENSE, BUNDLING AND DISTRIBUTION AGREEMENT is entered into as of November 13, 1997 ("Effective Date") between Apple Computer, Inc., a California corporation having its principal place of business at 1 Infinite Loop, Cupertino, CA 95014-2084 ("Apple Computer") and NETTAXI Online Communications, Inc., a Delaware corporation having its principal place of business at 2165 So. Bascom Avenue, Campbell, California 95008 ("Developer").

                                    RECITALS

Apple Computer is in the business of manufacture, sale, licensing and distribution of computer including the sale and distribution of third party products in combination with Apple manufactured products.

Apple Computer desires the right, on its own behalf and on behalf of its subsidiaries, to copy and/or distribute proprietary software products owned by Developer to authorized Apple resellers and end users in combination with Apple and/or third party computer products.

Developer desires to grant Apple Computer and its subsidiaries the non-exclusive right to copy and/or distribution of Developer's proprietary software products, and for the exhibits to this Agreement to define the terms and conditions specific to each respective product of Developer.

NOW  THEREFORE,  Apple  and  Developer  hereby  agree  as  follows:

                                    AGREEMENT

1.     DEFINITIONS

1.1 "Agreement" means this Software License, Bundling and Distribution Agreement, including all exhibits and attachments hereto.

1.2 "Apple means, collectively, Apple Computer and all Apple Computer Subsidiaries.

1.3     "Apple  Software"  means  any  Apple  labeled  software  product.

1.4 "Apple's Subcontractor" means an independent subcontractor(s) who provides software reproduction, bundling and/or distribution services to Apple.

1.5 "Bundle" means the combination of (a) software products ("Soft Bundle") or (b) software products and hardware products ("Hard Bundle") as specified in
Exhibit 1 which are to be assembled and/or packaged for sale by Apple as a unit under this Agreement, which unit includes a Program Copy (or coupon evidencing right to receive a copy) and any related Documentation.

1.6 "Confidential Information" means: (a) any information relating to the parties' product plans, designs, costs, prices and names, finances, marketing plans, business opportunities, personnel, research, development or know-how; (b) any information that is designated by the disclosing party as confidential writing or, if disclosed orally, reduced in writing and designated as confidential within thirty (30) days; and (c) the terms and conditions of this Agreement; provided, however, that "Confidential Information" shall not include information that: (i) was generally available to the public at the time of receipt from the disclosing party, or thereafter becomes generally available to the public other than through a breach of this Agreement by the recipient party;
(ii) is known to the recipient party on a non-confidential basis prior to its receipt from the disclosing party; (iii) is disclosed with the prior written consent of the disclosing party; (iv) becomes known to the recipient party from a source other than the disclosing party without breach of this Agreement by the recipient party; (v) was required to be disclosed pursuant to law; or (vi) was developed independently by personnel of the recipient party who had no substantive knowledge of the disclosing party's Confidential Information at the time of such independent development.

1.7 "Customer" means any person or entity who purchases a Bundle from Apple or Apple's Subcontractor, whether as a Reseller or End User.

1.8 "Developer" means the individual or entity identified in the opening paragraph of this Agreement, who is either the owner of the Program or who has the right to enter into this Agreement on behalf of the owner by written agreement with the owner.

1.9 "Distribution Area" means those countries or geographic regions of the world in which Apple is authorized to distribute the Bundles as defined in
Exhibit  1.

1.10 "Documentation" means the documents or other information pertaining to each Program, which items are to be distributed to Customers in combination with said Program (whether in the form of printed materials or software residing on the same media as the Program), as specified in the corresponding Exhibit 1.

1.11 "Documentation Master" means, if Apple is responsible for reproduction of printed copies of any of the Documentation pursuant to Exhibit 2, the master copy of such Documentation (in electronic or other form), including any applicable artwork and/or film, to be delivered to Apple or Apple's Subcontractor for use in such reproduction process.

1.12 "End User" means the purchase of a Bundle a) by a person for his/her own use; or b) by an entity for its internal use.

1.13     "Hardware"  means  any  Apple  labeled  hardware  product.

1.14 "Program" means the most current commercially available version of each of Developer's software programs which Apple is authorized to copy, bundle and/or distribute under this Agreement, or any subsequent Amendment hereto.

1.15 "Program Copy" means a copy of a Program residing on the storage media form (e.g., hard disk, CD Rom, floppy diskette) in which it is to be bundled and distributed to the Customer, as specified in the corresponding Exhibit 1.

1.16 "Program Master" means the golden master copy of each Program, to be delivered to Apple by Developer in the storage media form described in the corresponding Exhibit 2 for Apple's use in manufacture of the Program Copies.

1.17 "Reseller" means a party authorized by Apple to purchase the Bundle for resale to End Users and/or to other authorized resellers.

1.18 "Subsidiary" means a corporation, partnership, joint venture, limited liability company or other legal entity at least fifty-one percent (51%) of whose outstanding shares, securities or other ownership rights representing the right to vote for the election of directors or other managing authority are owned or controlled directly or indirectly, by another company.

2.     RIGHT  TO  COPY  AND  DISTRIBUTE

2.1     Rights  Granted.     Developer  hereby  grants  to  Apple a nonexclusive
        ---------------
license, as to each Program, to: (a) make or have made Program Copies from the Program Master, in the media form specified in the corresponding Exhibit 1; (2) make or have made copies of the Documentation from the Documentation Master (if applicable, pursuant to Exhibit 2); (3) assemble the Program Copies and corresponding Documentation in Bundles for distribution; (4) distribute the Program Copies to Customers in the Distribution Area as part of a Bundle; and
(5) to, directly or indirectly, do all acts reasonably necessary for the marketing, distribution, and sale of the Bundle. Additionally, Apple will have the right to copy, use and distribute, at no cost, a reasonable number of Program Copies of each Program, as part of its software compatibility testing and/or its sales/marketing demonstration programs. Developer authorizes Apple to grant (a) to Apple's Subcontractor any of the rights granted Apple by this
Section 2.1; and (b) to Apple's Resellers any of the same rights to market, distribute and sell the Program(s) as part of a Bundle, including the right to distribute to other Resellers.

2.2     No  Obligation.     Apple  shall  have  no  obligation to distribute the
        --------------
Program, either as part of a bundle or a standalone unit, with any specific Apple Hardware or Apple Software or to distribute any given number of Program Copies.

2.3     Developer's  Ownership.     Developer  retains  all  rights,  title, and
        ----------------------
interest to: (i) each Program; (ii) Developer's service marks, trademarks and/or trade names; and (iii) all copyrights, patent rights or trade secret rights associated with each of the Programs and the Documentation.

2.4     Copyright and Trademark Rights.     In connection with Apple's marketing
        ------------------------------
and distribution of the Bundle, Developer grants to Apple, Apple's Subcontractors and Apple's Resellers the non-exclusive, non transferable right during the term of Apple's rights of distribution under this Agreement to use
(1) all copyrighted materials contained in the Program(s) (including but not limited to screen shots from the Program(s)), the Documentation, and any packaging or other materials provided by Developer and (2) all trademarks associated with the Program(s).

2.5     Limitations on Use.     Apple shall not use or duplicate any Program for
        ------------------
any purpose other than as specified in this Agreement. Apple shall not disassemble, decompile, reverse engineer, modify or otherwise change any part of a Program.

3.     DEVELOPER'S  RESPONSIBILITIES

3.1     Transfer  of  Master Copies.     The Developer shall provide to Apple or
        ---------------------------
Apple's Subcontractor, at no cost, the Program Master and, if Apple is responsible for reproduction of the Documentation, the Documentation Master, both according to the Schedule set forth in the corresponding Exhibit 2.

3.2     Program  Compatibility.     The Developer shall verify the compatibility
        ----------------------
of the Program with the Apple system software version defined in the corresponding Exhibit 2. Upon request, Developer's test methodology and a brief summary of the test results shall be provided to Apple. Developer shall provide to Apple, at no cost, a reasonable number of additional copies of the Program for testing. Apple shall have the right to test each Program for compatibility with the Apple Hardware, Apple Software and/or any third party product to be bundled with the Program. Apple's acceptance of the Program for inclusion in the Bundle ("Acceptance") shall be conditioned upon satisfactory completion of all compatibility testing, as determined by Apple in its sole discretion.

3.3     Developer's  Points of Contact.     As set forth in Exhibit 2, Developer
        ------------------------------
has identified its primary contact, together with a list of its representatives having responsibility for resolution of increasingly critical issues related to this Agreement. In the event of any change in names of these points of contact, Developer will immediately notify Apple of the replacement representative.

3.4     Delivery  of  Purchased  Documentation.     If  printed  copies  of  the
        --------------------------------------
Documentation  are  to be purchased from Developer pursuant to the corresponding
Exhibit 2, upon receipt of an authorized purchase order from Apple or Apple's Subcontractor, Developer will deliver the number of requested copies of the Documentation to the address indicated. Documentation shall be delivered on or before the shipment date set forth in the purchase order. In addition, Developer will provide Apple, at no cost, with advance copies of the Documentation according to the schedule set forth in the corresponding Exhibit2.

3.5     End  User  Support.     Developer  will  provide End Users with the same
        ------------------
level of support normally provided to customers who purchase its Program through Developer's standard primary distribution channels. This includes, but is not limited to, providing Program upgrades, technical support and related materials. Apple is under no obligation to provide any End User support or training for any Program. All End User support requests received by Apple will be referred to Developer.

3.6     Technical  Support  and  Training.     Developer will provide reasonable
        ---------------------------------
technical support and training to Apple or Apple's Subcontractor, if requested by Apple. As set forth in Exhibit 2, Developer has identified its representative(s) having primary responsibility for coordinating/resolving technical support issues related to the Program. In the event that Apple elects to participate in the resolution of an End User's technical problem, the Developer shall provide a problem resolution/response plan to Apple within 2 working days of Apple's request.

3.7     Program  Revisions.     If  Developer  plans  to  revise  a  Program and
        ------------------
distribute such revised version to Developer's customers, at any time during the term of this Agreement and for a period of ninety (90) days thereafter, Developer will submit a summary of the intended functional Program revisions to Apple at least ninety

(90) days prior to the schedule release of the revision. Developer will make the revised version of the Program available to Apple upon release of its golden master from engineering, but in no event later than its production release date, and under the same terms and conditions as the original versions licensed to Apple.

4.     FEES  AND  PAYMENT

4.1     Royalty Fees.     Apple or Apple's Subcontractor will pay to Developer a
        ------------
royalty for each Program Copy. The royalty fee shall be the amount set forth in the corresponding Exhibit 1 minus any applicable withholding required by the taxing authority of the country in which the Bundle is distributed (the "Royalty Fee"). Payment will be made either by Apple's Subcontractor based on units manufactured and shipped into Apple's Distribution Centers or by Apple based on units sold into the distribution channel. Apple's and Apple's Subcontractor's royalty obligation will accrue on the date of sale to Apple's Customer; however, royalty payments to Developer for any quarter will not be due until 45 days after the end of that quarter, based on the applicable Quarterly Report pursuant to Section 4.3. Developer may seek payment from Apple if Apple's subcontractor fails to make payment under this Section 4.1.

4.2     Withholding  Tax  on  Royalties.     Developer  acknowledges  that if an
        -------------------------------
Apple Subsidiary is required by any taxing authority in any country in which the Bundle is distributed to pay a withholding tax on royalties paid for the Program, the Developer will be subject to and liable for such withholding tax. The Developer acknowledges that the Apple Subsidiary will act as withholding agent and remit the applicable withholding tax to the applicable taxing authority on behalf of the Developer, notwithstanding that Developer may receive Royalty Fees directly from Apple. In such instance, the payment of the Royalty Fee by Apple to Developer will be made by Apple as agent of the Apple Subsidiary.

4.3     Royalty  Reporting.     As  to  each  Program covered by this Agreement,
        ------------------
Apple or Apple's Subcontractor shall maintain complete and accurate records of the following: (i) the number of Bundles which are either manufactured and shipped to distribution or sold into the Channel; (ii) the number of Program Copies which are Reconfigured pursuant to Section 4.5(a); (iii) the number of Customer Returns pursuant to Section 4.5(b); and (iv) the amount of any applicable withholding required by the taxing authority in the countries in which the Bundle is distributed pursuant to Section 4.2. Within forty-five (45) days after the close of each calendar quarter, Apple and/or Apple's Subcontractor shall submit a report ("Quarterly Report") to the Developer listing the above information, by each of these four categories, for the preceding quarter.

4.4     Royalty  Payments.     Apple or Apple's Subcontractor shall include with
        -----------------
each  Quarterly Report a royalty payment in accordance with Section 4.1 and 4.5.

4.5     Royalty Credits.     Apple and Apple's Subcontractor will be entitled to
        ---------------
receive credits against its royalty payment obligations based on reconfiguration of Bundles and Reseller and End User returns as follows:

     (a)     Product  Reconfiguration.  Apple  may,  at any time and in its sole
             ------------------------
discretion, elect to reconfigure its inventory items by removal of the Program Copies from existing Bundles ("Reconfiguration"). In such event, Apple or Apple's Subcontractor shall report in its

Quarterly Report the number of Reconfigurations during the prior quarter. No other notice of Reconfigurations will be required to be given to Developer.

     (b)     Returns.  Apple  may  at  any  time,  in its discretion, accept the
             -------
return of (opened or unopened) Bundles from Resellers and End Users ("Returns"). In such event, Apple or Apple's Subcontractor shall report on its Quarterly Report the number of Returns during the prior quarter. No other notice of Returns will be required to be given to Developer.

     (c)     Net  Royalty  Credits.  Apple  and  Apple's  Subcontractor  will be
             ---------------------
entitled to receive a credit on its quarterly payment obligation equal to the number of Reconfigurations and Customer Returns, up to a total of one hundred
(100) units in the prior quarter times the applicable Royalty Fee. If, in any quarter, Apple does not owe the Developer a sum equal to or greater than the total credits due as a result of Reconfigurations and/or Returns, Developer shall pay to Apple the net credit amount within forty-five (45) days from the date of the Quarterly Report.

     (d)     Expiration/Termination.  Upon  expiration  or  termination  of this
             ----------------------
Agreement, Apple and Apple's Subcontractor will have the right to submit reports on, and obtain royalty credits for, up to one hundred (100) units of Reconfigurations and Returns occurring within ninety (90) days after said expiration or termination. Developer shall pay all credits to Apple or Apple's Subcontractor within forty-five (45) days from the date of such reports.

4.6     Right  to  Audit.  The Developer shall have the right at its expense and
        ----------------
on thirty (30) days written notice, to have an independent certified public accountant audit the records of Apple or Apple's Subcontractor to verify the information provided in the Quarterly Reports. Records subject to audit under this section shall extend no more than three (3) years prior to the request date. If, as a result of such audit, an underpayment is verified Apple or Apple's Subcontractor will rectify payment of inconsistencies or mistakes within thirty (30) days, and, if greater than ten percent (10%) underpayment for any reporting period is found, also reimburse Developer for the cost of the audit. The Developer may exercise its right to audit no more than once per year unless an underpayment of over ten percent (10%) has been discovered in the prior audit. In such cases, the Developer shall have the right to audit once every three months until the results of the last audit show less than a ten percent (10%) underpayment. Audit scheduling shall be by mutual agreement between Apple or Apple's Subcontractor and the Developer, and all audits must be completed within five working days. Upon completion of the audit the independent certified public accountant shall provide a copy of the report to Apple or Apple's Subcontractor. Developer acknowledges and agrees that all such records of Apple or Apple's Subcontractor shall be considered Confidential Information and shall be subject to the restrictions set forth in Section 8 of this Agreement.

4.7     Documentation  Fee.     If  Apple or Apple's Subcontractor will purchase
        ------------------
hard copy Documentation from Developer pursuant to the applicable Exhibit 2, Developer will be entitled to the fee stated therein for each hard copy of the Documentation delivered by Developer pursuant to this Agreement ("Documentation Fee").
Documentation Fees will be due within forty-five (45) days of invoice. Developer will not be entitled to any Documentation-related fees if, instead, Apple or Apple subcontractor is responsible for the copying or hard copy reproduction of the Documentation pursuant to the applicable Exhibit 2.

4.8     Documentation  Returns.     Unless  otherwise  noted,  for  a  period of
        ----------------------
ninety (90) days after the expiration or other termination of this Agreement, Apple or Apple's Subcontractor may return Documentation in Apple's or Apple's Subcontractor's inventory that has been purchased from Developer. Developer shall, within thirty (30) days refund or credit Apple or Apple's Subcontractor an amount equal to the purchase price for such Documentation (per the corresponding Exhibit 2) times the number of copies of such Documentation returned.

5.     REPRESENTATIONS  AND  WARRANTIES

5.1     Ownership.     Developers  represents  and warrants:  (i) that it is the
        ---------
owner of, or has obtained a license from the owner of, all right, title and interest, including copyright, if any, in and to all preexisting images, icons, characters, graphics, sounds, music, photographs, recordings, video, film, animation, cartoons, illustrations, accompanying text, captions, scripts, or related materials in each of the Program(s) and Documentation, or that the preexisting images, icons, characters, graphics, sounds, music, photographs, recordings, video, film, animation, cartoons, illustrations, accompanying text, captions, scripts, or related materials in each of the Program(s) and Documentation are within the public domain and not subject to the protections of copyright law; (ii) that it has obtained or will obtain prior to delivery under this Agreement, all licenses and releases required to enable Apple to exercise the license granted in this Agreement, including without limitation, the release of each person or organization whose name, voice, likeness, portrayal, impersonation or performance is included in any Program or Documentation; and
(iii) that it has not previously granted and will not grant any rights in any Program to any third party inconsistent with the rights granted to Apple herein.

5.2     Program  Warranty  to  Apple.     Developer  warrants  that  each of the
        ----------------------------
Programs will perform substantially in accordance with the Documentation for one year after delivery of the Program Master.

5.3     Program  Warranty  to  Customer     Developer  shall  provide  the  sole
        -------------------------------
warranty to the Customer pertaining to the performance of each Program, which warranty shall provide, at a minimum, that the Program is capable of substantially performing the functions described in the Documentation. In addition, if Apple or Apple's Subcontractor is to purchase Program Copies from Developer rather than reproducing them from the Program Master, then Developer shall provide the sole warranty to the Customer pertaining to the media upon which the Program resides. Developer will incorporate this warranty or warranties into the Program Master and/or the Documentation Master delivered to Apple or Apple's Subcontractor (or, if Apple or Apple's Subcontractor purchases the Documentation from Developer rather than reproducing it from the Documentation Master, into the Documentation). In no event shall Apple be liable to the Developer for any failure by a Customer to comply with the terms and conditions of any end-user license agreement for the Program.

5.4     No  Apple  Program  Warranty.     Apple  shall  not provide any warranty
        ----------------------------
whatsoever
to Customer with respect to the Program, including, without limitation any warranty related to Program content or functionality, or any warranty against viruses or bugs contained in the Program. In no event will Apple be responsible to Customer for any damage caused by any Program. Apple may provide a limited warranty on the media on which the Program Copy resides when it is Apple's or Apple's Subcontractor responsibility to reproduce the Program Copy onto media from the Program Master.

5.5     Replacement  Copies  of  the  Program.     In the event that Apple or an
        -------------------------------------
Apple authorized service provider elects to provide Customer with a replacement for a defective or damaged Program Copy, no additional fee will be due Developer for the replacement copy or the related Documentation.

6.     INDEMNIFICATION

6.1     Proprietary  Rights Indemnity.     Developer agrees to defend, indemnify
        -----------------------------
and hold harmless Apple and Apple's affiliates, directors, officers, employees, agents and contractors from any and all losses, damages, liabilities, costs, expenses (including reasonable attorney's fees), judgments or settlement amounts arising out of or in connection with any claim that the marketing, sale or use of a Program infringes any patent, copyright, trademark, trade secret, privacy right, right of publicity or other proprietary right of a third party.

6.2     Duty  to  Correct.     If any Program becomes or is likely to become the
        -----------------
subject of a claim or action covered by Section 6.1 Developer will, at its expense, either: (i) procure for Apple the past right to make, use and sell and the future right to continue to make, use and sell the Program or (ii) replace or modify the Program to make it non-infringing, provided that the same function is performed by the replacement or modified Program to Apple's satisfaction. If Developer reasonably believes that the past and future rights to continue to make, use and sell cannot be procured and the Program cannot be replaced or modified at reasonable expense, Developer may discontinue the Program by notice to Apple, whereupon Apple will cease further marketing and distribution of that Program and the Agreement will be terminated partially as to that Program.

6.3     General  Indemnity.     Developer  agrees  to defend, indemnify and hold
        ------------------
harmless Apple, and Apple's affiliates, directors, officers, employees, agents and contractors, from and against any and all losses, damages, liabilities, costs, expenses (including costs and reasonable fees of attorneys and other professionals), judgments or settlement amounts arising out of or in connection with a claim that any of the Program(s) caused injury or damage to persons or property, or a claim that any Program failed to perform as represented or was defective.

7.     LIMITATION  OF  LIABILITY

     EXCEPT AS SPECIFICALLY PROVIDED HEREIN, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATING TO BREACH OR FAILURE TO PERFORM UNDER THIS AGREEMENT, EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. Apple's total liability (i.e., the total liability of Apple Computer and all Apple subsidiaries) for all damages, losses and causes of action, whether in contract, tort (including negligence) or otherwise, shall in no event exceed the amount paid by Apple (i.e., Apple Computer and all Apple subsidiaries) to Developer pursuant to this Agreement.

8.     CONFIDENTIALITY

8.1     Disclosure:  Standard  of Care.     The parties acknowledge that, in the
        ------------------------------
course of performance of their obligations under this Agreement, each party may disclose Confidential Information to the other. Each party will protect the other's Confidential Information from unauthorized dissemination and use with the same degree of care that each such party uses to protect and safeguard its own like information, but not less than the degree of care that would be exercised by a prudent person given the sensitivity and strategic value of such Confidential Information. Confidential Information shall be disclosed only to the employees of the recipient who have a "need to know" and who have executed an internal nondisclosure agreement at least as restrictive as the terms of this Agreement. Developer shall not disclose any Confidential Information to any third party without first obtaining Apple's written consent to such disclosure.

8.2     No  Warranties,  Reproductions  or  Liability.     In  furnishing  any
        ---------------------------------------------
Confidential Information hereunder, Apple makes no warranty, guarantee or representation, either express or implied (a) as to the adequacy, accuracy, sufficiency or freedom from defect of such Confidential Information, or (b) that the use or reproduction of any Confidential Information received hereunder shall be free from any patent, trade secret or copyright infringement.

9.     TERM  AND  TERMINATION

9.1     Term.  This  Agreement  shall  commence  on  the  Effective  Date, shall
        ----
continue in full force and effect for a period of REDACTED, and shall be automatically renewed thereafter for successive REDACTED periods unless notice of intent not to renew is received by either party at least REDACTED days prior to the commencement of any subsequent term.

9.2     Termination  Without  Cause.     Apple shall have the right to terminate
        ---------------------------
this Agreement at will, with or without cause, upon thirty (30) days written notice.

9.3     Termination For Cause.     Either party will have the right to terminate
        ---------------------
this  Agreement  immediately  upon  written  notice  at  any  time  if:

     (a) The other party is in material breach of any term, condition or covenant of this Agreement other than those contained in Section 8.1 and fails to cure that breach within thirty (30) days after written notice of such breach;

     (b) The other party is in material breach of any term, condition or covenant of this Agreement contained in Section 8.1; or

     (c) The other party: (i) becomes insolvent; (ii) fails to pay its debts or perform its obligations in the ordinary course or business as they mature; or (iii) makes an assignment for the benefit of creditors.

9.4     Archiving/Destruction  of  Program Master Copies.     Upon expiration or
        ------------------------------------------------
termination of this Agreement, Apple or, if applicable, Apple's Subcontractor, shall archive or destroy each Program Master and, if applicable, each

Documentation  Master  received  from  Developer.

9.5     Right  to  Distribute  After  Termination.     Upon  expiration  or
        -----------------------------------------
termination  other  than  for  cause  of  the  Agreement  and subject to payment
        --
obligations in Section 4, Apple and Apple's Subcontractor shall continue to have the right to (a) distribute Program Copies of the Program(s) until the end of the product life cycle of all Bundles current at the time of termination or expiration; and (b) distribute all Bundles in inventory until such bundles are exhausted.

10.     GENERAL  TERMS

10.1     Nonexclusivity.     Nothing  in  this  Agreement  shall  prevent either
         --------------
party from entering into a similar agreement with any other party. This Agreement shall not be construed to restrict either party from engaging in any activities with respect to the other party's competitors' products or services.

10.2     Relationship  of  the  Parties.     In  all  matters  relating  to this
         ------------------------------
Agreement, Apple is an independent contractor. Neither party will represent that it has any authority to assume or create any obligation, express or implied, on behalf of the other party. Nothing stated in this Agreement shall be construed as constituting Apple and Developer as partners or joint venturers, or as creating the relationship of employer and employee, principal and agent, master and servant, or licensor and licensee between Apple and Developer.

10.3     No  Assignment.     This  Agreement  is  not assignable by either party
         --------------
without the prior written consent of the other party. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties, their successors, and permitted assigns.

10.4     Notice.     All  notices  sent  to Apple shall be sent to the following
         ------
address:

     Apple  Computer,  Inc.
     One  Infinite  Loop
     M/S  35-SC
     Cupertino,  CA  95014
     ATTN:  Susan  Priore
     Software  Business  Management

     And  copied  to  the  following  address:

     Apple  Computer,  Inc.
     900  E.  Hamilton  Ave.
     M/S  73LG
     Campbell,  CA  95009
     ATTN:  LAW  DEPARTMENT

10.5     Governing  Law/Venue.     This  Agreement  shall  be  governed  by  and
         --------------------
construed in accordance with the laws of the State of California, except that body of law known as Conflicts of Law. All actions or proceedings arising directly or indirectly between the parties, other than those for injunctive relief, shall be litigated in courts located within the County of Santa Clara, California. Developer consents to the jurisdiction thereof and agrees not to disturb such choice of forum. If Developer is not a resident of California, Developer waives the personal service of any and all process upon it, and agrees that all such service or process may be made by certified or registered mail, return receipt requested, addressed to Developer.

10.6     Severability.     In  the  event  that  any  of  the provisions of this
         ------------
Agreement shall be held by a court or other tribunal of competent jurisdiction to be invalid or unenforceable, the remaining portions of this Agreement shall remain in full force and effect and shall be construed so as to best effectuate the intention of the parties in executing it.

10.7     No  Waiver     Failure by either party to enforce any provision of this
         ----------
Agreement shall not be deemed a waiver of the right to thereafter enforce that or any other provision of this Agreement.

10.8     Survival.     Any obligations which either expressly or by their nature
         --------
are to continue after the termination or expiration of this Agreement shall survive and remain in effect.

10.9     Modification.     Any  modifications  of  this  Agreement  must  be  in
         ------------
writing  and  signed  by  both  parties  hereto.

10.10     Force  Majeure.     Neither  party  shall be liable for any failure or
          --------------
delay in the performance of an obligation hereunder on account of strikes, riots, fires, explosions, acts of God, war, governmental action, or any other cause which is beyond the reasonable control of such party.

10.11     Entire  Agreement.     This Agreement constitutes the entire agreement
          -----------------
between the parties with respect to the subject matter hereof, and any and all written or oral Agreements heretofore existing between the parties are expressly canceled. Developer acknowledges that it is not entering this Agreement on the basis of any representations not expressly contained herein.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.


NETTAXI  ONLINE                         APPLE  COMPUTER,  INC.
COMMUNICATIONS,  INC.

BY:                                     BY:

NAME:                                   NAME:

TITLE:                                  TITLE:

DATE:                                   DATE:

                                    EXHIBIT 1

              PRODUCT DESCRIPTION, PRODUCT PRICING AND DISTRIBUTION



Program  Name/Version                         Price  Per  Copy
---------------------                         ----------------
Internet  the  City  V1.0                     REDACTED
  For  Macintosh  (2  CD's)


Documentation
-------------
Registration  Card                                  -0-
Software  License  Agreement
User  Manual


Language  Versions:
-------------------
U.S.  English


Customers:
----------
All  Apple  Customers


Distribution  Area:
-------------------
REDACTED


Media  Type(s):  ___  Floppy   X   CD   ___ Zip ______  Other
                              ---

Other  Terms:
-------------
REDACTED

                                    EXHIBIT 2
                             DEVELOPER DELIVERABLES

                                                                       Delivery
Program  Name/Version             Deliverables                         Schedule
---------------------             ------------                         --------
Internet the City V1.0            Compatibility  Testing  Complete     11/13/97
                                  Program Copies for Testing           11/14/97
                                  Program  Master                      11/14/97
                                  Documentation Master                 11/14/97
                                  If  applicable
                                  Hard Copy Documentation (#_____)       N/A
                                  If applicable

THE  PROGRAM  MUST  BE  COMPATIBLE  WITH  THE  FOLLOWING:

                         APPLE'S  SYSTEM  SOFTWARE  VERSION  8.0  AND  8.1


Developer  Contacts
-------------------
Primary  Contact:  Bob  Rositano,  408-879-9880,  rar@nettaxi.com
                                                  ---------------
Escalation  Contact(s):
Developer's  Technical  Representative
--------------------------------------
Primary  Technical  Support  Representative:
  Brian  Stroh,  888-879-9880,  bstroh@nettaxi.com

                               SMITH & ASSOCIATES
                                Attorneys at Law
                                Eighteenth Floor
                            1901 Avenue of the Stars
                          Los Angeles, California 90067
                            Telephone (310) 277-1250
                            Facsimile (310) 286-1816

Apple  Computer
Susan  Prior
Re:  "Internet the City" CD-ROM
Date:  11/11/97

Dear  Susan:

We understand the current situation concerning Apple's current contract with Simply Interactive, Inc. and are conveying to you in writing what has transpired over the course of the last 60 days.
Simply Interactive, Inc. (the Company) was acquired as of (August 6, 1997) pursuant to default provisions entered into between Simply Interactive, Inc. and SSN properties (a California Corporation) all assets, product, contracts, and intellectual property rights then became the assets of SSN properties. During the course of this transaction SSN entered into an agreement to then sell, assign, grant and convey all property/contract rights to NETTAXI Online Communities, Inc. (a Delaware Corporation).
The conveyance and transfer of these assets includes "Internet the City" CD-ROM software, and any excising contracts relating to the software that were currently established and held by Simply Interactive, Inc. "re: Apple Computer Contract."
As of November 1, SSN properties has transferred and conveyed all property, software, and contract rights to NETTAXI Online Communities, Inc. From this day forward NETTAXI at its sole discretion may amend, transfer, or establish new contracts/relationships with any and all vendors relating to Simply Interactive, Inc. or the "Internet the City" CD-ROM software.
NETTAXI is in good standing and is a Delaware Corporation. Current officers of the company are:

Robert  A.  Rositano  Jr.  Chairman/CEO               Company  Address:
Dean  Rositano  President/COO                         2165  S.  Bascom  Ave.
                                                      Campbell,  CA  95008
                                                      888  879  9880
Customer Service Contact: Brian Stroh                 408  879  9880

Should you require any further information or documentation please advise the undersigned and it will be forthcoming.

                              Very  truly  yours,

                         /S/  John  Holt  Smith
                              -----------------
                              John  Holt  Smith